UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

Carter’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium,
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309

(Address of principal executive offices, including zip code)

(404) 745-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 29, 2005, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) with Frederick J. Rowan, II, the Company’s Chairman and Chief Executive Officer.  The following description of the material terms of the Agreement is qualified in its entirety by the actual Agreement, which is filed as Exhibit 10.1 to this Current Report.

Under the terms of the Agreement, Mr. Rowan’s employment term extends through 2009, and his annual base salary is set at $812,000, subject to increases approved by the Company’s Compensation Committee.  The Agreement also provides for Mr. Rowan to receive other benefits.

Mr. Rowan is eligible to participate in the Company’s annual incentive compensation plan with a target bonus level of 150% of his base salary and a maximum bonus level of 300% of his base salary.  Mr. Rowan also has the opportunity to earn additional bonuses of $500,000 in 2005, $1,000,000 in 2006, and $1,000,000 in 2007, subject to the Company’s achievement of pre-determined net income and other qualitative performance targets relating to the integration of OshKosh B’Gosh, Inc., the Company’s recently acquired division.  Mr. Rowan was also granted 200,000 performance stock options.  These options vest, in whole or in part, at the end of fiscal 2008, subject to the Company’s achievement of pre-determined net income targets and the approval by the Company’s Board of Directors of a Chief Executive Officer to succeed Mr. Rowan after the term of his employment.

If the Company terminates Mr. Rowan’s employment without cause (as defined), or if Mr. Rowan terminates his employment for good reason (as defined), Mr. Rowan is entitled to receive severance amounts equal to the bonus payment he would have earned during the year of termination plus three years of his base salary from the termination date.

Mr. Rowan has agreed not to engage in any business that competes with the Company for a period of two years following the end of his employment, or one year if Mr. Rowan’s employment is terminated without cause or for good reason.  Mr. Rowan has also agreed to restrictions on soliciting or hiring employees of the Company during these periods.

Item 8.01.                                          Other Events.

From August 18, 2005 through August 26, 2005, Frederick J. Rowan, II, the Company’s Chairman and Chief Executive Officer, sold 94,693 shares of common stock of Carter’s, Inc. (“Company Stock”).  This sale represents less than 7% of the Company Stock beneficially owned by Mr. Rowan.

Mr. Rowan used approximately $2,355,000 of the after-tax proceeds of this sale to pay all amounts outstanding under his promissory note to the Company.  Of the 94,693 shares of Company Stock sold by Mr. Rowan, 35,800 were obtained upon the exercise of vested stock options.

Item 9.01                                             Exhibits.

(c) 10.1.  Amended and Restated Employment Agreement with Frederick J. Rowan, II

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2005

CARTER’S, INC.

By:	/s/ MICHAEL D. CASEY
Name:	Michael D. Casey
Title:	Executive Vice President and
Chief Financial Officer